ISCO International and Clarity Communication Systems Sign Definitive Merger Agreement

ELK GROVE VILLAGE, IL -- 11/13/2007 -- ISCO International, Inc. (AMEX: ISO), a leading provider of radio-frequency management and interference-control systems for the wireless telecommunications industry, and Clarity Communication Systems, Inc. ("Clarity"), a private company based in Aurora, IL that sells value-added applications for mobile networks and devices, announced the signing of a Definitive Merger Agreement. ISCO announced that it intends to file a proxy statement for its shareholders later during November 2007 related to this proposed acquisition.

"This move is about product, market and customer synergies that we believe will be greater than the sum of its parts, help us accelerate the development of our complete digital adaptive interference management ("AIM") platform, and begin to address the OEM channels in both infrastructure and handsets," said Ralph Pini, Interim CEO of ISCO. "Now we have advanced from the preliminary agreement stage to the definitive agreement stage, we look to present this opportunity to our shareholders."

"From my position as the CEO of Clarity and a Director at ISCO I can see the potential that is unleashed by merging the companies," said Jim Fuentes. "I believe that Clarity's unique product offerings in Push-to-Talk and Location Services will benefit from the multiplication of sales, marketing and customer support resources that will result by combining these teams."

Aspects of Proposed Merger

ISCO is proposing to acquire Clarity in a merger. This merger would involve the issuance of up to an aggregate of 40 million shares of ISCO common stock in exchange for all of Clarity's stock and satisfaction of employee rights and interests. Of the total number of shares, 20 million would be issuable upon closing, 2.5 million would be issuable on each of the first and second anniversary of closing (subject to certain conditions), and 15 million would be performance-based shares, the vesting of which would be subject to the market capitalization of the combined entity reaching certain thresholds in the future.

Jim Fuentes, a member of ISCO's Board of Directors since 2003, is President, CEO and Founder of Clarity. He has agreed to enter into an employment agreement with the combined entity upon conclusion of the merger. The special committee of disinterested members of ISCO's Board of Directors reviewed and negotiated the terms of the merger, received a fairness opinion by an independent financial advisor with respect to the financial terms of the merger, and recommended to the full Board of Directors (excluding Mr. Fuentes) that it approve the merger. On November 12, 2007, the full Board of Directors (excluding Mr. Fuentes) approved the merger.

The merger is subject to customary closing conditions and requisite shareholder and regulatory approvals, including approval by the American Stock Exchange of the listing of ISCO shares issuable in the merger. In connection with the approval of ISCO's shareholders, ISCO intends to hold a meeting to ask its shareholders to approve (1) an amendment to the Company's certificate of incorporation to increase the number of shares available for issuance, (2) the merger and the issuance of the shares in connection with the merger, (3) a related proposal to increase the number of shares available for issuance under ISCO's 2003 Equity Incentive Plan, as amended, and (4) the issuance of new shares upon conversion of notes in connection with ISCO's recent debt restructuring. There is no assurance that the merger will be consummated.

About ISCO International

ISCO International, Inc. is a leading global supplier of radio frequency management and interference-control systems for the wireless telecommunications industry. By integrating state-of-the-art filtering, duplexing and low noise amplifier technology, ISCO's product portfolio is able to improve the performance of new and existing cellular deployments. ISCO now offers software-based, adaptive filtering solutions targeted at increasing the performance of CDMA and WCDMA wireless systems worldwide. For additional information on ISCO and digital Adaptive Notch Filters, as well as white papers and presentations, please visit www.iscointl.com

About Clarity Communication Systems

Clarity Communication Systems Inc. is a leading provider of value-added applications for mobile networks and devices, including "inTouch" Push-to-Talk ("PTT"), "Whereabouts™" location based services ("LBS"), and its "Where2Talk™" solution, a combined PTT and LBS solution provided to major OEMs and wireless operators globally. More information can be found on Clarity's website: www.claritycsi.com.

Safe Harbor Statement

Because the Company wants to provide investors with meaningful and useful information, this news release contains, and incorporates by reference, certain "forward-looking statements" that reflect the Company's current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as "anticipates," "believes," "estimates," "looks," "expects," "plans," "intends" and similar expressions. These statements reflect the Company's current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties and contingencies, which could cause the Company's actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These factors include, among others, the following: market acceptance of the Company's technology; the spending patterns of wireless network operators in connection with the build out of 2.5G and 3G wireless systems; the Company's ability to obtain financing in the future if necessary; the Company's history of net losses and the lack of assurance that the Company's earnings will be sufficient to cover fixed charges in the future; uncertainty about the Company's ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; continued downward pressure on the prices charged for the Company's products due to the competition of rival manufacturers of front-end systems for the wireless telecommunications market; the timing and receipt of customer orders; the Company's ability to attract and retain key personnel; the Company's ability to protect its intellectual property; the risks of foreign operations; the risks of legal proceedings; the ability of the Company to complete the proposed merger and successfully integrate the combined entity. A more complete description of these risks, uncertainties and assumptions is included in the Company's filings with the Securities and Exchange Commission, including those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date above or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

In connection with the proposed merger and the debt restructuring, the Company intends to file with the SEC a proxy statement and other relevant materials. The final proxy statement will be mailed to Company stockholders. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PROPOSED MERGER AND THE RESTRUCTURING. The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by the Company by directing a request to ISCO International, Inc., 1001 Cambridge Drive, Elk Grove Village, IL 60007, Attn: Frank Cesario, Corporate Secretary.

Participants in the Proposed Merger and the Debt Restructuring

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company stockholders in favor of the proposed merger and the debt restructuring. Information regarding the Company's directors and executive officers and their ownership of Company common stock is set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 30, 2007 and its proxy statement for the 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2007. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of ISCO and its executive officers and directors in the proposed merger and the debt restructuring by reading the proxy statement regarding the proposed merger and the debt restructuring when it becomes available.

Web site: http://www.iscointl.com

CONTACT:
Mr. Frank Cesario
PHONE: 847-391-9492
INTERNET: iscoir@iscointl.com